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                                                                    EXHIBIT 11.2

                            PAGEMART WIRELESS, INC.



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
                                                                    FOR THE THREE MONTHS ENDED MARCH 31, 1995
                                                              --------------------------------------------------
                                                                NUMBER              PERCENT          EQUIVALENT
                                                               OF SHARES          OUTSTANDING          SHARES
                                                              ----------          -----------       ------------
COMMON STOCK
  From Founders' Stock                                         2,300,000             100.00%           2,300,000
  Stock Options Exercised                                        478,467              99.56%             476,345
  Preferred Stock Converted to Common Stock                   15,310,943             100.00%          15,310,943
  1994 Common Stock Offerings                                 11,242,857             100.00%          11,242,857
  1995 Common Stock Offerings                                    725,445              78.89%             572,296
  Impact of Warrants, Options and Shares Issued During
    the Year Preceding the Initial Filing of the Form S-1
    Registration Statement                                     4,629,468             100.00%           4,629,468
                                                              ----------                            ------------
                                                              34,687,180                              34,531,909

WEIGHTED AVERAGE SHARES OUTSTANDING
(Primary and Fully Diluted)                                                                           34,531,909

NET LOSS FOR NET LOSS PER SHARE
(Primary and Fully Diluted)                                                                         ($13,698,000)

NET LOSS PER SHARE
(Primary and Fully Diluted)                                                                               ($0.40)
                                                                                                    ============
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